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                                                                   Exhibit 10.38



            SECURITY AGREEMENT, dated as of June 6, 2001, made by AMERICOLD LOGISTICS, LLC, a Delaware limited liability company (the "Company"), THE SUBSIDIARIES OF THE COMPANY LISTED ON SCHEDULE I HERETO (the "Subsidiaries", and together with the Company, the "Pledgor"), in favor of VORNADO OPERATING L.P., a Delaware limited partnership ("Vornado"), and CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP ("Crescent" and together with Vornado, the "Lender").

                              W I T N E S S E T H :

            WHEREAS, the Company is the maker of (i) a Promissory Note, dated as of even date herewith, in favor of Vornado (the "Vornado Note") in the original principal amount of Five Million One Hundred Thousand Dollars ($5,100,000), and
(ii) a Promissory Note, dated as of even date herewith, in favor of Crescent (the "Crescent Note" and, together with the Vornado Note, the "Note") in the original principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000);

            WHEREAS, to induce the Lender to accept the Note and advance the debt evidenced thereby, the Company wishes hereby to secure its obligations under the Note by granting to Lender a security interest in the Collateral (as defined below);

            WHEREAS, pursuant to an Unconditional Guaranty, dated as of the date hereof, made by the Subsidiaries in favor of the Lender, the Subsidiaries have guarantied the obligations of the Company in respect of the Note and, in order to secure such guaranty, wish hereby to grant to the Lender a security interest in the Collateral; and

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

            1.    Definitions.

            (a)   Terms Generally. The definitions ascribed to terms in this
Section 1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The term "Person" shall refer to an individual or any entity or association of any sort whatsoever. The terms "Pledgor" and "Lender", as well as any other term that represents a group comprising two or more Persons, shall be construed to mean each Person comprising such group unless the context shall otherwise require.
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            (b)   Other Terms. The following terms shall have the meanings
ascribed to them below or in the Sections of this Agreement indicated below:

            "Agreement" shall mean this Agreement, as the same may from time to time be amended, modified or supplemented.

            "Collateral" shall have the meaning assigned to such term in Section 2 of this Agreement.

            "Default" shall mean (i) the failure of the Pledgor to pay when due any of the Secured Obligations, (ii) a default by Pledgor in its obligations under Section 6(c) hereof, (iii) any default (other than one described in clause
(i) or (ii) above) under the Note or under this Agreement, or any misrepresentation or breach of warranty, and in each case, the failure to cure the same within 30 days after notice thereof from the Lender, provided that if such default cannot with reasonable diligence by cured within said 30 day period, but can be cured, then the Pledgor shall have such additional cure period (not to exceed ninety (90) days) as may be required to effect such cure, so long as the Pledgor shall be diligently prosecuting such cure to completion,
(iv) any "Event of Default" under the Kansas Future Advance Mortgage, Assignment of Rents and Leases and Security Agreement, recorded May 1, 2001, as Document No. 2001R-08551, in Book 4279, Page 13, in the Office of the Register of Deeds for Wyandotte County, Kansas, as amended June 6, 2001 and (v) the filing by any Person comprising Pledgor of a voluntary petition in bankruptcy or the adjudication of any such Person as a bankrupt or insolvent, or the filing by or against any such Person of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Federal, State or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or any such Person seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of the property conveyed hereby, or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors, or any admission in writing of its inability to pay its debts generally as they become due.

            "Equipment" shall mean any machinery, apparatus, equipment, materials, fittings, fixtures, chattels, articles of personal property and all other property (real, personal or mixed), of every, nature, kind and description, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, now or hereafter owned by the Pledgor or in which the Pledgor has or shall acquire an interest (to the extent of such interest), wherever located, including any of the same now or hereafter located on, attached to or contained in or used in connection with the business of Pledgor or any one or more of the Lands or the Improvements, or placed on any part thereof though not attached thereto, including all forklifts, racking, heating, lighting,

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plumbing, water heating, cooking, monitoring, ventilating, air conditioning, refrigerating, sanitation, waste removal, incinerating or compacting plants, systems, fixtures and equipment, elevators, escalators, stoves, ranges, indoor and outdoor furniture, landscaping, indoor plants, tools, screens, awnings, shades, blinds, curtains, draperies, partitions, carpets, rugs, furniture and furnishings, vacuum systems, window washing and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, alarms, telecommunications, entertainment, recreational or security systems and equipment, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, and appliances, including any of the foregoing that is or shall become fixtures. As used herein, "Equipment" shall exclude any item otherwise included within the definition of "Equipment" that is leased by any one or more Persons comprising Pledgor.

            "Improvements" shall mean all buildings, structures, fixtures and improvements now or hereafter located on the Land.

            "Land" shall mean each parcel of land at the locations specified on
Schedule II hereto.

            "Landlords" shall mean, collectively, the landlords under each of the Leases.

            "Leases" shall mean, collectively, (i) that certain Master Lease Agreement, dated as of April 22, 1998, between URS Real Estate, L.P., as Landlord, and URS Logistic, Inc., as amended, (ii) that certain Master Lease Agreement, dated as of April 22, 1998, between Americold Real Estate, L.P., as landlord, and Americold Corporation, as tenant, as amended, (iii) that certain Master Lease Agreement, dated as of February 28, 1999, between Americold Corporation, as landlord, and AmeriCold Logistics, LLC, as tenant, as amended,
(iv) that certain Master Lease Agreement, dated as of March 11, 1999, between URS Logistics, Inc., as landlord, and AmeriCold Logistics II, LLC, as tenant, as amended, (v) that certain Master Lease Agreement, dated as of March 11, 1999, among VC Omaha Holdings, L.L.C. and certain of its Affiliates, collectively as landlord, and AmeriCold Logistics, LLC, as tenant, as amended and (vi) that certain Master Lease Agreement, dated as of March 11, 1999, among VC Omaha Holdings, L.L.C. and Carmar Freezers Thomasville L.L.C., collectively as landlord, and AmeriCold Logistics, LLC, as tenant, as amended.

            "Proceeds" shall mean "proceeds", as such term is defined in section 9-306(1) of the UCC, and shall include (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation,

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condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority or agency, and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

            "Secured Obligations" shall mean the indebtedness evidenced by the Note and all fees and other amounts now or hereafter owing by the Pledgor under or in connection with the Note or this Agreement.

            "UCC" shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of Georgia; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than said State, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

            2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and to induce the Lender to extend credit to the Company in accordance therewith, the Pledgor hereby assigns, conveys, mortgages, pledges, hypothecates, transfers, sets over and grants to the Lender a security interest in all of the Pledgor's right, title and interest in, to and under the following, whether now owned or hereafter acquired by the Pledgor and wherever located (all of which being hereinafter collectively called the "Collateral"):

            (i)   all Equipment of the Pledgor;

            (ii) all books, ledgers, books of account, records, writings, databases, computer hardware, computer software, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating, referring to, or providing access to any of the foregoing, whether under the possession or control of the Pledgor or any computer bureau or service company from time to time acting for the Pledgor (including all contract rights related thereto); and

            (iii) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

            3.    Intentionally Omitted.


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            4.    Intentionally Omitted.

            5. Representations and Warranties. The Pledgor hereby represents and warrants that:

            (a) Except for the security interest granted to the Lender pursuant to this Agreement, and except for the fair-market-value purchase option in favor of the Landlords set forth in the Leases, the Pledgor is the sole record and beneficial owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens.

            (b) No effective security agreement, collateral assignment, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by the Pledgor in favor of the Lender pursuant to this Agreement.

            (c) After appropriate financing statements have been filed in the locations identified on Schedule III, this Agreement is effective to create a valid and continuing first priority Lien on and first priority perfected security interest in the Collateral in favor of the Lender, prior to all other liens (except for the fair-market-value purchase option in favor of the Landlords set forth in the Leases).

            (d) The Lender has received executed financing statements on Form UCC-1 which are in a satisfactory form to permit filing in such jurisdictions as may be necessary or desirable to perfect the Lender's security interest in the Collateral, to the extent the Lender's security interest may be perfected by filing under the UCC.

            (e) The Pledgor's principal place of business and the place where its records concerning the Collateral are kept is Americold Logistics, LLC, Glen Lake Parkway, Suite 800, Atlanta, Georgia 30328, and the place where any other Collateral (other than moveable equipment which officers and employees of the Pledgor may be permitted to use at home or while traveling) is kept is located at the locations identified in Schedule III hereto. The Pledgor will not change such principal place of business, remove such records or change the location of such Collateral unless (i) it has taken such action as is necessary to cause the security interest of the Lender in the Collateral to continue to be perfected and (ii) it has given thirty (30) days' prior written notice thereof to the Lender.

            (f) The execution, delivery and performance of this Agreement will not violate any law, agreement or document governing the Pledgor or to which the Pledgor or their respective properties are parties, except to the extent that a written

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consent thereto, in form satisfactory to the Lender, has been obtained prior to the date thereof.

            (g) As of the date hereof (and after consummation of the transactions contemplated hereby) each of the entities comprising the Pledgor is solvent; the fair market value of its assets exceeds its liabilities; it is adequately capitalized in light of its ongoing business; and it is able to satisfy its obligations as such obligations mature.

            (h) The execution, delivery and performance by Pledgor of this Agreement and all other Loan Documents (as defined in the Note) to which it is a party: (i) are within the powers of Pledgor, (ii) have been duly authorized by all requisite action; (iii) have received all necessary governmental approval; and (iv) will not violate any provision of law, any order of any court or other agency of government or the corporate charter or articles, bylaws, or partnership agreement of Pledgor.

            (i) This Agreement and all other Loan Documents constitute legal, valid and binding obligations of each Person comprising Pledgor in accordance with their respective terms.

            (j) The Equipment is used primarily for the business operations of Pledgor.

            (k) As of the date hereof, the net book value of the Equipment, as carried on the books and records of the Pledgor maintained in the ordinary course of the Pledgor's business, is $25,973,000.

            6. Covenants. The Pledgor covenants and agrees with the Lender that from and after the date of this Agreement and until the Secured Obligations are fully satisfied:

            (a) Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Pledgor, the Pledgor will promptly execute and deliver any and all such further instruments and documents and take such further action as the Lender may reasonably deem necessary to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC or any federal law with respect to the Liens and security interests granted hereby, (ii) transferring Collateral to the Lender's possession, and (iii) using all reasonable efforts to obtain waivers of liens from landlords and mortgagees.

            (b) Maintenance of Records. The Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.


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            (c)   No Liens on Collateral. The Pledgor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien on the Collateral (excluding, however, the fair-market-value purchase option in favor the Landlords set forth in the Leases), and will defend the right, title and interest of the Lender in and to any of the Pledgor's rights in the Collateral against the claims and demands of all persons whomsoever.

            (d) Maintenance; Insurance. The Pledgor shall maintain the Equipment in working order and in good repair and condition, reasonable wear and tear excepted (except for such portions thereof as shall become obsolete or no longer necessary for the Pledgor's business, in which case, provided that the Pledgor replaces the same with Equipment of equal or greater value, the Pledgor may dispose of the obsolete or unnecessary Equipment free and clear of the lien of this Agreement), and shall keep all of the Equipment insured in accordance with its past practices and in accordance with commercially reasonable industry practice (including as to coverage amounts and deductibles).

            (e) Right of Inspection. Upon reasonable notice to the Pledgor, the Lender shall at all times have full and free access during normal business hours to inspect the Equipment, as well as the books and records of the Pledgor, and the Lender or its representatives may examine the same, take extracts therefrom and make photocopies thereof.

            (f) Continuous Perfection. The Pledgor will not change its name, address or identity in any manner which might make any financing statement, registration, continuation statement or any assignment form filed in connection herewith seriously misleading within the meaning of section 9-402(7) of the UCC (or any other then applicable provision of the UCC) or any other applicable law unless the Pledgor shall have given the Lender at least thirty (30) days' prior written notice thereof and shall have taken all action necessary or reasonably requested by the Lender to amend such financing statement, continuation statement or assignment form so that it is not seriously misleading.

            (g) No Proceeding. The Pledgor shall not commence or join with any other creditors of the Pledgor in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against the Pledgor or become a party to, or cause the Pledgor to become a party to, any case, action, suit or proceeding which may hinder or impair the recourse of the Lender to the Collateral.

            (h) No Transfers. The Pledgor shall not sell, convey, transfer or otherwise further encumber the Collateral (except pursuant to the fair-market-value


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purchase option in favor the Landlords set forth in the Leases, which shall require the repayment in full of the Note).

            7. The Lender's Appointment as Attorney-in-Fact. (a) The Pledgor hereby irrevocably constitutes and appoints the Lender and any officer or agent of the Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Lender the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do the following:

                  (i) to execute and deliver all such deeds, assignments, bills of sale and other instruments (without recourse, warranty or representation of any kind) as Lender may consider to be necessary or appropriate;

                  (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                  (iii) (A) to commence and prosecute any suits, actions or
            proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (B) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (C) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (D) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Pledgor's expense, at any time, or from time to time, all acts and things which the Lender reasonably deems necessary to protect, preserve or realize upon the Collateral and the Lender's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

            (b) The Pledgor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done in accordance with this Section 7. The power of attorney granted pursuant to this Section 7 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are indefeasibly paid in full.

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            (c)   The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act, except for its own gross negligence or willful misconduct.

            (d) Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of indebtedness, as to the occurrence of any default, as to the Lender having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given by the Lender shall be taken as prima facie evidence of the truth of the facts so stated and recited.

            8. Remedies; Rights Upon Default. (a) If any Default shall occur and be continuing, the Lender may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Pledgor expressly agrees that in any such event the Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate, take possession of and realize upon the Collateral, or any part thereof and take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral, and/or may forthwith hold, operate, sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, any exchange or broker's board or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Pledgor hereby releases. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 8(d) hereof, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Lender of any other amount required by any provision of law, including section 9-504(1)(c) of the UCC, need the Lender account for the surplus, if any, to the Pledgor. The Pledgor agrees that the Lender need not give more than ten days' notice (which notification shall be deemed given when deposited in the mails, postage prepaid, addressed to the Pledgor at its address referred to in Section 10 hereof) of the time and

                                       -9-
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place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Lender is entitled.

            (b) The Pledgor also agrees to pay, within ten (10) days after demand therefor, all reasonable costs of the Lender, including reasonable attorneys' fees and expenses, incurred in connection with the enforcement of any of the Lender's rights and remedies hereunder or under the Note, as well as any costs or expenses incurred by the Lender incidental to taking, holding, preparing for sale, selling and the like or otherwise dealing with the Collateral, together with interest thereon at an annual rate of three percent (3%) in excess of the Interest Rate (as defined in the Note), and all such expenses and interest shall be secured by the Collateral as provided herein.

            (c) The Pledgor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

            (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Lender in the following order of priorities:

            First, to the Lender in an amount sufficient to pay in full the expenses of the Lender in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by the Lender in connection therewith, including reasonable attorneys' fees and expenses;

            Second, to the Lender in an amount equal to the aggregate amount of Secured Obligations which are then unpaid; and

            Finally, upon payment in full of all of the Secured Obligations, to the Pledgor, or its representatives or as a court of competent jurisdiction may direct, any surplus then remaining from such Proceeds.

            9. Limitation on the Lender's Duty in Respect of Collateral; Waivers by Pledgor.

            (a) The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody and preservation of any Collateral in its possession as provided in this
Section 9 and for the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Without limitation of the foregoing, the

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Lender shall not have any responsibility or liability for the collection of any
Proceeds of any Collateral or any invalidity, lack of value or uncollectability of any Proceeds.

            (b) To the extent permitted by law, each Person comprising the Pledgor hereby waives and agrees not to assert or take advantage of:

                  (1) Any right to require the Lender to proceed against any other person or to proceed against or exhaust any security held by the Lender at any time or to pursue any other remedy in the Lender's power or under any other agreement before proceeding against any other entity comprising the Pledgor or the Collateral hereunder;

                  (2) Any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability of any other person,
      (ii) the failure of the Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons, (iii) any manner in which the Lender has exercised its rights and remedies under the Note, any other Loan Document, or this Agreement, or (iv) any cessation from any cause whatsoever of the liability of any other person or persons;

                  (3) Demand, presentment for payment, notice of nonpayment, protest, notice of protest and, except as required by applicable law, all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Pledgor or the Lender or any endorser or creditor of the Pledgor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by the Lender;

                  (4) Any defense based upon an election of remedies by the Lender, including an election to proceed by non-judicial or judicial foreclosure of any security, whether real property or personal property security, or by transfer in lieu thereof, or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of any entity comprising the Pledgor;

                  (5) Any right or claim of right to cause a marshalling of the assets of any entity comprising the Pledgor;

                  (6) Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

                  (7) Any duty on the part of the Lender to disclose to any entity comprising the Pledgor any facts the Lender may now or hereafter know about any


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      other entity comprising the Pledgor or Collateral, regardless of whether the Lender has reason to believe that any such facts materially increase the risk beyond that which any such entity intends to assume or has reason to believe that such facts are unknown to any such entity or has a reasonable opportunity to communicate such facts to such Person, it being understood and agreed that each Person comprising the Pledgor is fully responsible for being and keeping informed of the financial condition of the Company and each other entity comprising the Pledgor of the condition of the Collateral and of any and all circumstances bearing on the risk that liability may be incurred by each such entity hereunder;

                  (8) Any invalidity, irregularity or unenforceability, in whole or in part, of the Note or this Agreement or any other Loan Documents;

                  (9) Any deficiencies in the Collateral or any deficiency in the ability of the Lender to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any Secured Obligation;

                  (10) Any assertion or claim that the automatic stay provided by 11 U.S.C. Section 362 (arising upon the voluntary or involuntary bankruptcy proceeding of any entity comprising the Pledgor) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of the Lender to enforce any of its rights, whether now existing or hereafter acquired, which the Lender may have against any entity comprising the Pledgor;

                  (11) Any modifications of the Note or other Loan Documents by operation of law or by action of any court, whether pursuant to the federal bankruptcy law or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

                  (12) Any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal or any other surety or guarantor defense that might otherwise be available;

                  (13) The defense of the statute of limitations in any action hereunder or in any action for the collection or performance of any of the Secured Obligations;

                  (14) Any defense based upon the Lender's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute;

                  (15) Any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; and

                  (16) Any defense based upon the relationship of any entity comprising the Pledgor to any other such entity.

            10. Notices. Any communication, demand or notice to be given hereunder shall be (i) delivered in person, (ii) sent via a courier service guaranteeing overnight delivery, (iii) sent via telecopier or (iv) mailed by registered or certified mail (postage prepaid, return receipt requested) to a party at its address as indicated below.

            A communication, demand or notice given pursuant to this Section 10 shall be addressed:

            If to the Pledgor, at

                  c/o Americold Logistics, LLC

                  Glen Lake Parkway

                  Suite 800

                  Atlanta, Georgia 30328

                  Attention: President

                  Telecopier No.: 678-441-6852

                  With a copy to:

                  Arnall Golden Gregory LLP
                  2800 One Atlantic Center
                  1201 West Peachtree Street
                  Atlanta, Georgia 30309
                  Attention: Jonathan Eady, Esq.
                  Telecopier:   404-873-8501

                  If to the Lender, at

                  (i)      Vornado Operating L.P.
                           210 Route 4 East
                           Paramus, New Jersey 07652
                           Attention: Mr. Joseph Macnow
                           Telecopier No.: 201-843-2198


                           With a copy to:
                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004
                           Attention: Arthur S. Adler, Esq.
                           Telecopier: 212-558-3588


                  (ii)     Crescent Real Estate Equities
                               Limited Partnership
                           777 Main Street, Suite 2100
                           Fort Worth, Texas 76102
                           Attention: General Counsel
                           Telecopier No.: 817-321-2010


                           With a copy to:
                           ShawPittman
                           2300 N Street, NW
                           Washington, D.C.  20037
                           Attention: Timothy H. Watkins, Esq.
                           Telecopier: 202-663-8007

or at such other address for a party as shall be specified by like notice. Any notice delivered to a recipient in person in the manner herein provided shall be deemed to have been duly given when received by the recipient. Any notice which is sent via telecopier in the manner provided herein shall be deemed to have been duly given to the party upon acknowledgment of receipt at the telecopier number listed above for such party. Any notice which is sent by registered or certified mail or by a guaranteed overnight delivery service in the manner herein provided shall be deemed to have been duly given to the party to which it is addressed upon receipt of written acknowledgment of delivery to the address listed above for such party.

            11. Survival. To the fullest extent permitted by law, this Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by the Lender under the Note or other Loan Documents, including any foreclosure or transfer in lieu thereof, unless (subject to the continuing survival of any indemnifications herein contained), as a part of such remedy, all amounts payable, and all obligations to be performed, under the Note and other Loan Documents are paid and performed in full.

            12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            13. No Waiver; Cumulative Remedies. The Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Lender, and then only to the extent therein set forth. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Lender of any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance.

            14. Successors and Assigns. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender and its successors and assigns.

            15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO

ITS CONFLICT OF LAWS RULES) AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

            16. Reliance. Lender would not have advanced the amounts evidenced by the Note without the Pledgor entering into this Agreement. Accordingly, Pledgor intentionally and unconditionally makes the representations and warranties and enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such representations, warranties, covenants and agreements, this Agreement shall be delivered, as part and parcel thereof, and acknowledges and agrees that specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

            17. Waiver by Pledgor. Pledgor covenants and agrees that, upon the commencement of a voluntary or involuntary bankruptcy, insolvency or reorganization proceeding by or against Pledgor, Pledgor shall not seek or support or cause Pledgor or any other person or entity to seek or support a stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. Section 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law, (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Pledgor or the Collateral by virtue of this Agreement or otherwise, nor will Pledgor oppose, or cause Pledgor to oppose, any request by Lender for relief from any automatic stay of the enforcement by Lender of any of its rights hereunder or under the Note or other Loan Documents that may arise in connection with any such proceeding.

            18. Assignment. Lender may assign this Agreement so that the assignee shall be entitled to the rights and remedies of Lender hereunder and in the event of such assignment, Pledgor will not assert any claims or defenses it may have against the assignee except those granted in this Agreement. Pledgor may not assign its interests and obligations hereunder without Lender's prior written consent, which consent may be withheld in Lender's sole discretion, and any such attempted assignment without Lender's consent shall be null and void.

            19. Jurisdiction. Each Person comprising the Pledgor irrevocably agrees to a non-exclusive personal jurisdiction in the State of New Jersey and the State of Texas.

            20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute a single instrument.

            21. Time. Time is of the essence with respect to the performance of each and every term hereof.

                                   VC CARTHAGE, L.L.C.


                                   By: AmeriCold Logistics, LLC, its sole member



                                      By:  /s/ Frederick B. Beilstein III
                                          --------------------------------------
                                      Name:  Frederick B. Beilstein III
                                          --------------------------------------
                                     Title:  Executive Vice President
                                          --------------------------------------

                                  KC UNDERGROUND, L.L.C.


                                  By:  AmeriCold Logistics, LLC, its sole member



                                       By:    /s/ Frederick B. Beilstein III
                                          --------------------------------------
                                       Name:  Frederick B. Beilstein III
                                          --------------------------------------
                                       Title: Executive Vice President
                                          --------------------------------------

                                  INLAND QUARRIES, L.L.C.


                                  By:  AmeriCold Logistics, LLC, its sole member



                                       By:    /s/ Frederick B. Beilstein III
                                          --------------------------------------
                                       Name:  Frederick B. Beilstein III
                                          --------------------------------------
                                       Title: Executive Vice President
                                          --------------------------------------

                                  VC OMAHA TEXAS, L.L.C.


                                  By:  AmeriCold Logistics, LLC, its sole member



                                       By:    /s/ Frederick B. Beilstein III
                                          --------------------------------------
                                       Name:  Frederick B. Beilstein III
                                          --------------------------------------
                                       Title: Executive Vice President
                                          --------------------------------------

                                  VC TEXAS, L.P.


                                  By:  VC Omaha Texas, L.L.C., its General
                                       Partner

                                  By:  AmeriCold Logistics, LLC, its sole member



                                       By:    /s/ Frederick B. Beilstein III
                                            ------------------------------------
                                       Name:  Frederick B. Beilstein III
                                            ------------------------------------
                                       Title: Executive Vice President
                                            ------------------------------------

                                  VC SUPERIOR, L.L.C.


                                  By:  AmeriCold Logistics, LLC, its sole member



                                       By:    /s/ Frederick B. Beilstein III
                                          --------------------------------------
                                       Name:  Frederick B. Beilstein III
                                          --------------------------------------
                                       Title: Executive Vice President
                                          --------------------------------------

                                  CARMAR INDUSTRIES, L.L.C.


                                  By:  AmeriCold Logistics, LLC, its sole
                                       manager

                                       By:    /s/ Frederick B. Beilstein III
                                          --------------------------------------
                                       Name:  Frederick B. Beilstein III
                                          --------------------------------------
                                       Title: Executive Vice President
                                          --------------------------------------

                                  VC LOGISTICS, L.L.C.


                                  By:  AmeriCold Logistics, LLC, its sole member



                                       By:    /s/ Frederick B. Beilstein III
                                          --------------------------------------
                                       Name:  Frederick B. Beilstein III
                                          --------------------------------------
                                       Title: Executive Vice President
                                          --------------------------------------

                                  AMLOG CANADA, INC.


                                       By:    /s/ Frederick B. Beilstein III
                                          --------------------------------------
                                       Name:  Frederick B. Beilstein III
                                          --------------------------------------
                                       Title: Executive Vice President
                                          --------------------------------------